POWER OF ATTORNEY


	Know all by these presents, that the undersigned hereby constitutes and appoints each of John West, Aaron Tachibana, Stephen Moore, Michael Tenta, Allison Peth, Jacob Hanna and Kristin Peardon, with full power of substitution, signing individually, the undersigneds true and lawful attorneys-in fact and agents to:

(1)	execute for and on behalf of the undersigned,
in the undersigneds capacity as an officer, director or beneficial owner of more than 10% of a registered class of securities of Personalis, Inc., Forms 3, 4, and 5
(including any amendments thereto), relating to the securities of Personalis, Inc., in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder and a Form ID, Uniform Application for Access Codes to
File on EDGAR;

(2)	do and perform any and all acts for and on
behalf of the undersigned that may be necessary or desirable to execute such Forms 3, 4, or 5, or Form ID (including any amendments thereto) and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any nature whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Personalis, Inc. assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and effect until the earliest to occur of
(a) the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by Personalis, Inc., (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by Personalis, Inc. or Cooley LLP.

      The undersigned has caused this Power of Attorney to be executed as of March 1, 2022.




                                          /s/ Olivia Bloom
                                         _________________________________
                                         Signature



                                         Olivia Bloom
                                         Print Name